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                                                                    EXHIBIT 23.1

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

To the Board of Directors
STAAR Surgical Company

We consent to incorporation by reference in the Registration Statements on Forms S-8 (No. 333-111154) and (No. 333-60241) and S-3 (No. 333-116901), (No.
333-111140) and (No. 333-106989) of STAAR Surgical Company of our reports dated March 16, 2005 relating to the consolidated financial statements, related schedule and the effectiveness of STAAR Surgical Company's internal control over financial reporting, which appear in this Form 10-K.

                                              /s/ BDO SEIDMAN, LLP

Los Angeles, California
March 16, 2005